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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) May 14, 2008
LODGENET INTERACTIVE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

3900 West Innovation Street, Sioux Falls, SD	57107

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (605) 988-1000

n/a

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 14, 2008, the Board of Directors of the LodgeNet Interactive Corporation (the “Company”) approved an equitable adjustment to the performance target for the performance-based restricted stock granted to certain officers and employees in January 2006.
Originally, the performance-based restricted stock grants provided that the risk of forfeiture with respect to such stock would lapse and such stock would vest in the event the Company attained a cumulative net income of $1.10 per share during the three-year period ending December 31, 2008.
In 2007, the Company engaged in several strategic transactions which significantly altered the Company’s size and capital structure, namely the acquisition of Stay Online, Inc. and On Command Corporation, the issuance of 3.05 million shares in conjunction with financing the purchase of On Command, the repurchase of the Company’s 9.50% Senior Subordinated Notes and the refinancing of the Company’s debt. Consequently, net income and net income per share have been impacted in ways that were not anticipated when the performance-based restricted stock was originally granted.
The performance-based restricted stock grants authorize the Board’s Compensation Committee to make equitable adjustments to the performance targets. The Compensation Committee recommended to the LodgeNet Board that the performance target be equitably adjusted to be the attainment of $12.04 per share of cumulative Adjusted Operating Cash Flow (“AOCF”) less interest during the three-year period ending December 31, 2008.
The Board determined that such an adjustment would be equitable and proportionate, in that the $12.04 per share target represents the cumulative amount of AOCF less interest that would have been consistent with the cumulative net income of $1.10 per share, had the effects of the recapitalization and the one-time acquisition effects been eliminated in the computation of net income.
AOCF is a non-GAAP measure which we define as operating income exclusive of depreciation, amortization, share-based-compensation and restructuring and integration expenses. We believe it is a useful way for us, and our investors, to measure management performance. Our method of computing AOCF may not be comparable to other similarly titled measures of other companies.
A reconciliation of AOCF to Operating Income is included in Exhibit 99.1 hereto. The information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
     99.1 Reconciliation (furnished)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2008	By	/s/ James G. Naro
James G. Naro
	Its	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer